UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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New Covenant Funds
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New Covenant Growth Fund

200 East Twelfth Street
Jeffersonville, Indiana 47130

INFORMATION STATEMENT

This Information Statement is being mailed on or about August 30, 2010, to shareholders of record as of June 30, 2010 (the “Record Date”).  The Information Statement is being provided to shareholders of the New Covenant Growth Fund (the “Fund”), a series of New Covenant Funds, 200 East Twelfth Street, Jeffersonville, Indiana 47130 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the investment adviser to the Fund, One Compass Advisors (the “Adviser”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Adviser may, subject to approval by the Trust’s Board of Trustees (the “Board”), enter into or materially amend investment sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the investment sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with Baillie Gifford Overseas Ltd. (“Baillie Gifford”), a new sub-adviser for the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO NEW COVENANT FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701 OR CALLING 1-877-835-4531.

THE ADVISER AND ITS ADVISORY AGREEMENT

One Compass Advisors (the “Adviser”), located at 200 East Twelfth Street, Jeffersonville, Indiana 47130, serves as investment adviser to the following four funds (collectively referred to as the “Funds”), all of which are series of the Trust:

New Covenant Growth Fund
New Covenant Income Fund
New Covenant Balanced Growth Fund
New Covenant Balanced Income Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated June 30, 1999, as amended May 14, 2001, and August 29, 2008, to serve as the investment adviser to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on June 30, 1999.  The Advisory Agreement continued in effect for an initial period of two years, and subsequently continues from year to year as to a Fund only if such continuance is specifically approved at least annually by the Board or by vote of a majority of that Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or “interested persons” of any such party, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the 1940 Act.  The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.  As compensation for its services, the Adviser receives a management fee from the New Covenant Growth Fund and the New Covenant Income Fund based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee.  The New Covenant Balanced Growth Fund and the New Covenant Balanced Income Fund are each a fund-of-funds which pursues its objective by investing primarily in shares of the New Covenant Growth Fund and the New Covenant Income Fund, in varying amounts.  The Adviser currently utilizes seven (7) sub-advisers in managing the Funds. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis. Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Baillie Gifford Overseas Ltd. (“Baillie Gifford”) began serving as a sub-adviser to the New Covenant Growth Fund pursuant to a Sub-advisory Agreement dated June 17, 2010.

At a meeting of the Trust’s Board held on May 16-17, 2010, the Trustees, including the Independent Trustees, determined to not re-approve the Sub-advisory Agreement with Capital Guardian Trust Company (“Capital Guardian”), but instead considered a new Sub-advisory Agreement with Baillie Gifford.  Accordingly, in determining whether to approve the new Sub-advisory Agreement with Baillie Gifford, the Board of Trustees requested, and the Adviser and Baillie Gifford provided, information and data relevant to the Board’s consideration.  This included materials regarding the investment performance of accounts managed by Baillie Gifford and information regarding the fees and expenses of the Fund, as compared to other similar mutual funds, including other mutual funds having socially responsible investment mandates.  During this process the Independent Trustees were counseled by their own independent legal counsel (as such term is defined in the rules under the 1940 Act).

At the meeting of the Trust’s Board held on May 16-17, 2010, the Trustees, including the Independent Trustees, approved the new Sub-advisory Agreement with Baillie Gifford for the Fund.  At this meeting, the Board reviewed the information and materials regarding Baillie Gifford, including its prior investment performance, its proposed portfolio management process and its proposed level of fees.  The Board also considered the nature, quality and extent of the services to be provided by Baillie Gifford.  Apart from the fees payable under the new Sub-advisory Agreement and the commencement date, the terms and conditions of the new Sub-advisory Agreement with Baillie Gifford are generally similar in all material respects to those of the Sub-advisory Agreements with the other current sub-advisers to the Fund, which the Board reviewed and re-approved at the same meeting.

In connection with their review of the new Sub-advisory Agreement, the Trustees considered, in addition to the performance and other information discussed above, the compliance report submitted by the Trust’s Chief Compliance Officer on Baillie Gifford and noted that the Trust’s Chief Compliance Officer had conducted an on-site visit of Baillie Gifford.  In addition, the Trustees took into consideration the fees charged by Baillie Gifford to other clients as compared to the fees to be received from the Adviser with respect to the Fund.  The Board noted the fact that the fees payable to Baillie Gifford had been negotiated at arm’s length and were to be paid by the Adviser from the investment advisory fee that it receives from the Fund.  The Board also considered the brokerage practices of Baillie Gifford and found them to be in accordance with relevant industry practices and applicable regulatory requirements.

In reaching their conclusion with respect to the approval of the new Sub-advisory Agreement, the Trustees did not identify any one single factor as being controlling; rather, the Trustees took note of a combination of factors that influenced their decision-making process.  The Board did, however, identify the favorable prior performance results of Baillie Gifford and the recommendation of the Adviser’s independent consultant as being important elements of their consideration.

Based upon their review and consideration of these factors and other matters deemed relevant by the Board in reaching an informed business judgment, the Board of Trustees, including a majority of the Independent Trustees, concluded that the terms of the new Sub-advisory Agreement were fair and reasonable in light of the services to be provided and the Board therefore voted to approve the new Sub-advisory Agreement.  As a result of the Board’s determination, Baillie Gifford became a sub-adviser to the New Covenant Growth Fund.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH BAILLIE GIFFORD

Apart from the fees payable under the New Sub-Advisory Agreement and the commencement date, the terms and conditions of the new Sub-advisory Agreement with Baillie Gifford are generally similar in all material respects with those of the other sub-advisers to the Fund.  Under the new Sub-advisory Agreement with Baillie Gifford, as under the prior Sub-advisory Agreement with Capital Guardian, Baillie Gifford will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the New Covenant Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The new Sub-advisory Agreement provides that it will remain in effect for an initial one-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement, as with the prior Sub-advisory Agreement with Capital Guardian, also can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, Baillie Gifford, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the Sub-advisory Agreements with the other sub-advisers to the Fund, Baillie Gifford’s fees are based on the assets that it is responsible for managing.  Under both the prior and new Sub-advisory Agreement, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Baillie Gifford receives are included in the Adviser’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Adviser receives an annual advisory fee from the Fund and under the Sub-Advisory Agreement, Baillie Gifford receives from the Adviser an annual sub-advisory fee, computed daily and payable monthly, in accordance with the following schedule:

New Covenant Growth Fund
Fees received by Adviser from Fund	0.99% of average net assets
Fees received by Baillie Gifford from Adviser	0.65% of the first $25 million 0.55% of the next $75 million 0.45% of the next $300 million 0.35% on the balance of average net assets managed, subject to a minimum annual fee of $300,000

The Adviser has contractually committed, through October 31, 2010, to waive the investment advisory fees payable to it by the Fund for shareholder services fees paid by the Fund (not to exceed 0.17% of average net assets) in order to limit the total operating expenses of the Fund.

INFORMATION REGARDING THE FUND

As a sub-adviser to the Fund, Baillie Gifford seeks to achieve the New Covenant Growth Fund’s investment objective of long-term capital appreciation, with dividend income, if any, being incidental, by investing, under normal conditions, at least 80% of the Fund’s assets allocated to itin a diversified portfolio of common stocks of companies that it believes have long-term growth potential.

The Fund makes investment decisions consistent with social-witness principles approved by the General Assembly of the Presbyterian Church (U.S.A.).  The Fund does not invest in those companies involved in the military and tobacco industries as well as certain companies operating in Sudan (human rights issues) that are prohibited for investment in accordance with the policies that are set by the General Assembly of the Presbyterian Church (U.S.A.) as brought forth by the Mission Responsibility Through Investment Committee Guidelines.  The Fund also does not invest in certain other companies that derive significant amounts of their revenue from the alcohol, gambling and firearms industries.  In order to determine whether a company that is involved in the alcohol, gambling, tobacco or firearms industries derives a significant amount of its revenue in those areas, the Adviser identifies those companies:  (1) that derive greater than 50% of their three-year average revenues from alcohol, gambling, tobacco or firearms, and (2) that have market capitalization greater than $250 million in the case of domestic companies and greater than $750 million in the case of foreign companies.  Companies that do not derive significant amounts of their revenue from these areas and which are below these market capitalization levels may be acquired by the Fund.

The Fund invests in common stocks and other equity securities of companies of all sizes, domestic and foreign.  The Fund generally invests in larger companies, although it may purchase securities of companies of any size, including small companies.  Up to 40% of the Fund’s assets may be invested in securities of foreign issuers in any country, including developed or emerging markets.  Foreign securities are selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions.  The Fund may also use put and call options and futures contracts for hedging purposes.

The Adviser seeks to enhance performance and reduce market risk by strategically allocating the Fund’s assets among multiple sub-advisers.  The allocation is made based on the Adviser’s desire for balance among differing investment styles and philosophies offered by the sub-advisers.

On occasion, up to 20% of the Fund’s assets may be invested in bonds that are rated within the four highest credit rating categories assigned by independent rating agencies, or in unrated equivalents that may be considered by a sub-adviser to be investment grade, or in commercial paper within the two highest rating categories of independent rating agencies.

The remainder of the Fund’s assets may be held in cash or cash equivalents.

A sub-adviser may sell a security when it becomes substantially overvalued, is experiencing deteriorating fundamentals, or as a result of changes in portfolio strategy.  A security may also be sold and replaced with one that presents a better value.

INFORMATION REGARDING BAILLIE GIFFORD

Baillie Gifford, located at Calton Square, 1 Greenside Road, Edinburgh, Scotland EH1 3AN, is an investment adviser registered with the SEC and a United Kingdom corporation.  Baillie Gifford is wholly owned by a Scottish private partnership, Baillie Gifford & Co., also located at the address above, which provides investment management services.  In addition to managing assets in the Fund, Baillie Gifford provides investment management services for investment companies, pension and profit sharing plans, other pooled investment vehicles, charitable organizations, corporations, and state or municipal government entities.

Baillie Gifford’s directors and executive officers, all of whom can be reached at the address noted above, are:

Name	Title
Peter N.D. Cooke	Chairman and Chief Executive Officer of Baillie Gifford Overseas Board
Graham Laybourn	Chief Compliance Officer
Alison Graham	Finance Officer
Angus MacDonald	Legal Officer
Alison L. Warden	Group Finance Officer
Alexander J. Callander	Director
Peter C. Hadden	Director
Edward H. Hocknell	Director
Dickson K. Jackson	Director
W.A.B. McLeod	Director
Nigel E. Morecroft	Director
Thomas S. Nisbet	Director
William Sutcliffe	Director
Andrew J. Telfer	Director

Other Investment Companies Advised or Sub-Advised by Baillie Gifford.  Baillie Gifford currently does not act as adviser or sub-adviser to any other registered investment companies having similar investment objectives and policies to those of the New Covenant Growth Fund.

BROKERAGE COMMISSIONS

For the fiscal year ended June 30, 2010, the Fund did not pay brokerage commissions to any affiliated broker.

INVESTMENT ADVISORY FEES

During the fiscal year ended June 30, 2010, the Adviser received the following fees from all of the New Covenant Funds for its services (net of waivers or reimbursements, as described below):

	2010	*
New Covenant Growth Fund	$6,071,245
New Covenant Income Fund	$2,291,811
New Covenant Balanced Growth Fund	$0
New Covenant Balanced Income Fund	$0

  * During the fiscal year ended June 30, 2010, the Adviser waived a portion of its advisory fee in an amount equivalent to the shareholder services fees paid by the Growth Fund and the Income Fund.  In 2010, this amount totaled $687,902 and $623,760 for the Growth Fund and Income Fund, respectively.  The Adviser also reimbursed the Balanced Growth Fund and Balanced Income Fund in an amount equivalent to the shareholder services fees paid by the Balanced Growth Fund and Balanced Income Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

New Covenant Funds Distributor, Inc., located at 200 East Twelfth Street, Jeffersonville, IN 47130, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, NY 10017-2070, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report is available on request, without charge, by writing to the New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53202-0701, or calling 1-877-835-4531.

RECORD OF BENEFICIAL OWNERSHIP
As of the Record Date,  the Growth Fund had 26,370,755.796 shares of beneficial interest outstanding and the following persons owned beneficially 5% or more of the New Covenant Growth Fund:

New Covenant Growth Fund
Shareholder	% Ownership
Presbyterian Church (U.S.A.) Foundation 200 East Twelfth Street Jeffersonville, Indiana 47130	61.57%

New Covenant Balanced Growth Fund 200 East Twelfth Street Jeffersonville, Indiana 47130	23.40%

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own more than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The New Covenant Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

HOUSEHOLDING

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-835-4531.